UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2021

CACI International Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31400	54-1345888
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 N. Glebe Road Arlington, Virginia		22201
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 841-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 7.01 Regulation FD Disclosure.

CACI International Inc (the “Company”) is furnishing this current report on Form 8-K to provide supplemental historical non-GAAP financial information related to Adjusted Net Income and Adjusted Diluted EPS. On April 21, 2021, in its third quarter fiscal year 2021 earnings release, the Company began reporting Adjusted Net Income and Adjusted Diluted EPS as non-GAAP performance measures in addition to Adjusted EBITDA. The Company is furnishing this Form 8-K to provide Adjusted Net Income and Adjusted Diluted EPS for the four quarterly periods in the fiscal years ended June 30, 2019 and June 30, 2020, respectively, as well as the first three quarterly periods in the fiscal year ended June 30, 2021 in order to provide historical context for the additional performance measures. A copy of the presentation is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01  Financial Statement and Exhibits.

Exhibit Number	Description
99.1	Presentation of Historical Non-GAAP Performance Measures.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CACI International Inc

Date: August 9, 2021	By:	/s/ J. William Koegel, Jr.
J. William Koegel, Jr.
Executive Vice President, General Counsel and Secretary